Exhibit 99.1

Key Energy Services, Inc. 1301 McKinney Street Suite 1800 Houston, TX 77010	February 13, 2014 Contact: West Gotcher, Investor Relations 713-757-5539

FOR IMMEDIATE RELEASE

Key Energy Services Reports Fourth Quarter and Full-Year 2013 Earnings

HOUSTON, TX, February 13, 2014 – Key Energy Services, Inc. (NYSE: KEG) reported fourth quarter 2013 consolidated revenues of $362.2 million and a pre-tax loss from continuing operations of $15.4 million, or $0.08 per share. These results include a $0.02 loss due to severance, primarily in Mexico. Excluding the severance charges, the Company recorded a $0.06 per share loss for the fourth quarter. Third quarter 2013 consolidated revenues were $389.7 million with a loss from continuing operations of $2.0 million, or $0.03 per share, which included $0.02 of loss due to an effective tax rate impact.

The following table sets forth summary data from continuing operations for the fourth quarter 2013 and prior comparable quarterly periods.

	Three Months Ended (unaudited)
	December 31, 2013	September 30, 2013	December 31, 2012
	(in millions, except per share amounts)
Revenues	$362.2	$389.7	$466.5
Income (loss) from continuing operations attributable to Key	(12.5)	(4.8)	13.5
Diluted earnings (loss) from continuing operation per share attributable to Key	(0.08)	(0.03)	0.09
Adjusted EBITDA (unaudited)	57.3	68.4	92.2

For the full-year 2013, consolidated revenues were $1.59 billion, down 18.8% compared to $1.96 billion for the full-year 2012. Full-year 2013 loss from continuing operations was $21.2 million, or $0.14 per share, compared to full-year 2012 income from continuing operations of $102.7 million, or $0.67 per share.

The following table sets forth summary data from continuing operations for the full-year 2013 and 2012.

	Twelve Months Ended
	December 31, 2013 (unaudited)	December 31, 2012
	(in millions, except per share amounts)
Revenues	$1,591.7	$1,960.1
Income attributable to Key	(21.8)	101.2
Diluted earnings (loss) from continuing operation per share attributable to Key	(0.14)	0.67
Adjusted EBITDA (unaudited)	268.4	423.7

February 13, 2013

U.S. Segment

Fourth quarter 2013 U.S. revenues were $324.1 million, down 6.1% compared to $345.1 million in the third quarter 2013. Fourth quarter operating income was $47.0 million, or 14.5% of revenue, compared to $52.0 million, or 15.1% of revenue, in the third quarter. Operating income margins were impacted by seasonal effects and multiple severe weather events. Despite these factors, Rig Services saw a revenue decline of only 3.6% sequentially as a growing customer base mitigated the negative impacts to revenue. Coiled Tubing Services and Fishing and Rental Services were adversely impacted by severe weather and activity reductions by certain customers during the back half of the quarter.

International Segment

Fourth quarter 2013 international revenues were $38.1 million, down 14.5% compared to third quarter 2013 revenues of $44.6 million. Fourth quarter operating loss was $20.2 million, or -53.1% of revenues, compared to third quarter operating loss of $7.3 million, or -16.4% of revenues. Operating income margins were adversely impacted by $2.6 million of severance primarily associated with the downsizing of our Mexico operations and by a $3.2 million pre-tax charge associated with the previously disclosed audit by PEMEX.

General and Administrative Expenses

General and Administrative (G&A) expenses were $48.1 million, or 13.3% of revenues, for the fourth quarter compared to $52.7 million, or 13.5% of revenues, in the prior quarter. Full-year G&A expenses were $221.8 million, or 13.9% of consolidated revenues.

Capital Expenditures and Balance Sheet

Capital expenditures were $53.1 million during the fourth quarter 2013 and $164.1 million for the full-year 2013. Key’s consolidated cash balance at December 31, 2013 was $28.3 million compared to $64.6 million at September 30, 2013. Total debt at December 31, 2013 was $767.6 million compared to total debt of $832.7 million at September 30, 2013. At the end of the quarter, there was $410.9 million undrawn under the Company’s $550 million senior secured credit facility. Net debt to total capitalization at the end of 2013 was 36.6%.

Overview and Outlook

Key’s Chairman, President and Chief Executive Officer, Dick Alario, stated, “We are encouraged by the strength that our U.S. business showed during the fourth quarter and by the traction we have gained in broadening our U.S. customer base. In recent weeks, we have seen positive demand signals from many of our customers and have seen the pace of inquiries for our services increase.

“We expect U.S. revenues in the first quarter to increase 3% to 5% over fourth quarter 2013 levels. However, we expect our U.S. margins to be pressured primarily by payroll taxes and costs associated with moving rigs from Mexico to the U.S.

“Outside of the U.S., we expect our first quarter revenue to decline 10% to 15% sequentially assuming Mexico activity remains at current levels. Additionally, we expect to incur severance expense of $1 to $2 million as we continue to align our cost structure with current activity. Excluding this severance expense, we expect our International Segment to be approximately at cash flow breakeven by the end of the first quarter.

February 13, 2013

“Our capital expenditure plan for 2014 is $198 million for equipment maintenance needs, including ongoing upgrades to our Rig Services fleet.”

Alario concluded, “Based on announced U.S. customer plans for this year, we now expect a higher level of activity in our domestic businesses for 2014 with a more than seasonal uplift in activity as we exit the first quarter.”

Conference Call Information

As previously announced, Key management will host a conference call to discuss its fourth quarter and full-year 2013 financial results on Friday, February 14, 2014 at 10:00 a.m. CST. Callers from the U.S. and Canada should dial 888-794-4637 to access the call. International callers should dial 660-422-4879. All callers should ask for the “Key Energy Services Conference Call” or provide the access code 34746655. The conference call will also be available live via the internet. To access the webcast, go to www.keyenergy.com and select “Investor Relations.”

A telephonic replay of the conference call will be available on Friday, February 14, 2014, beginning approximately two hours after the completion of the conference call and will remain available for one week. To access the replay, call 855-859-2056 or 800-585-8367. The access code for the replay is 34746655. The replay will also be accessible at www.keyenergy.com under “Investor Relations” for a period of at least 90 days.

February 13, 2013

Consolidated Statements of Operations (in thousands, except per share amounts):

	Three Months Ended			Twelve Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2013(1)	2013(1)	2012(1)	2013(1)	2012
REVENUES	$362,164	$389,673	$466,471	$1,591,676	$1,960,070
COSTS AND EXPENSES:
Direct operating expenses	259,881	268,297	317,553	1,114,462	1,308,845
Depreciation and amortization expense	55,934	56,962	57,195	225,297	213,783
General and administrative expenses	48,107	52,665	57,930	221,753	230,496

Operating income	(1,758)	11,749	33,793	30,164	206,946

Interest expense, net of amounts capitalized	13,602	13,814	13,992	55,204	53,566
Other (income) loss, net	75	(85)	(2,711)	(803)	(6,649)

Income (loss) from continuing operations before tax	(15,435)	(1,980)	22,512	(24,237)	160,029
Income tax (expense) benefit	2,917	(2,717)	(8,205)	3,064	(57,352)

Income (loss) from continuing operations	(12,518)	(4,697)	14,307	(21,173)	102,677
Loss from discontinued operations, net of tax	—	—	—	—	(93,568)

Net income (loss)	(12,518)	(4,697)	14,307	(21,173)	9,109

Income attributable to noncontrolling interest	—	151	822	595	1,487

INCOME (LOSS) ATTRIBUTABLE TO KEY	$(12,518)	$(4,848)	$13,485	$(21,768)	$7,622

Income (loss) per share attributable to Key:
Basic and diluted	$(0.08)	$(0.03)	$0.09	$(0.14)	$0.05
Weighted average shares outstanding:
Basic	152,335	152,394	151,106	152,271	151,106
Diluted	152,335	152,394	151,125	152,271	151,125
Income (loss) from continuing operations attributable to Key:
Income (loss) from continuing operations	(12,518)	(4,697)	14,307	(21,173)	102,677
Income attributable to noncontrolling interest	—	151	822	595	1,487

Income (loss) from continuing operations attributable to Key	$(12,518)	$(4,848)	$13,485	$(21,768)	$101,190

Earnings (loss) per share from continuing operations attributable to Key:
Basic and diluted	$(0.08)	$(0.03)	$0.09	$(0.14)	$0.67
Loss from discontinued operations, net of tax:	$—	$—	$—	$—	$(93,568)
Loss per share from discontinued operations:
Basic and diluted	$—	$—	$—	$—	$(0.62)

1)	Unaudited

February 13, 2013

Condensed Consolidated Balance Sheets (in thousands):

	December 31, 2013 (unaudited)	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$28,306	$45,949
Other current assets	477,046	543,845

Total current assets	505,352	589,794
Property and equipment, net	1,365,646	1,436,674
Goodwill	624,875	626,481
Other assets, net	90,796	108,639

TOTAL ASSETS	$2,586,669	$2,761,588

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$58,826	$104,073
Other current liabilities	173,518	201,023

Total current liabilities	232,344	305,096
Long-term debt, less current portion	763,981	848,110
Other non-current liabilities	339,251	321,050
Equity	1,251,093	1,287,332

TOTAL LIABILITIES AND EQUITY	$2,586,669	$2,761,588

Consolidated Cash Flow Data (in thousands):

	Twelve Months Ended
	December 31, 2013 (unaudited)	December 31, 2012
Net cash provided by operating activities	$233,743	$369,660
Net cash used in investing activities	(165,981)	(428,709)
Net cash provided by (used in) financing activities	(85,492)	73,946
Effect of exchange rates on cash	87	(4,391)
Net increase (decrease) in cash and cash equivalents	(17,643)	10,506
Cash and cash equivalents, beginning of period	45,949	35,443

Cash and cash equivalents, end of period	$28,306	$45,949

February 13, 2013

Segment Revenue and Operating Income from continuing operations (in thousands, except for percentages):

	Three Months Ended (unaudited)
	December 31, 2013	September 30, 2013	December 31, 2012
Revenues
U.S. Operations:
Rig Services	$165,964	$172,155	$174,912
Fluid Management Services	64,214	67,038	76,897
Coiled Tubing Services	41,152	48,399	53,525
Fishing & Rental Services	52,754	57,523	67,001

Total U.S. Operations	324,084	345,115	372,335
International Operations	38,080	44,558	94,136

Consolidated Total	$362,164	$389,673	$466,471

Operating Income
U.S. Operations	$46,967	$51,997	$51,250
International Operations	(20,213)	(7,312)	17,149
Functional Support	(28,512)	(32,936)	(34,606)

Consolidated Total	$(1,758)	$11,749	$33,793

Operating Income % of Revenues
U.S. Operations	14.5%	15.1%	13.8%
International Operations	(53.1)%	(16.4)%	18.2%
Consolidated Total	(0.5)%	3.0%	7.2%

February 13, 2013

	Twelve Months Ended
	December 31,	December 31,
	2013	2012
	(Unaudited)
Revenues
U.S. Operations:
Rig Services	$673,465	$788,512
Fluid Management Services	271,709	353,597
Coiled Tubing Services	193,184	215,876
Fishing & Rental Services	238,611	268,783

Total U.S. Operations	1,376,969	1,626,768
International Operations	214,707	333,302

Consolidated Total	$1,591,676	$1,960,070

Operating Income
Operating Income
U.S. Operations	$192,332	$285,341
International Operations	(26,657)	62,992
Functional Support	(135,511)	(141,387)

Consolidated Total	$30,164	$206,946

Operating Income % of Revenues
U.S. Operations	14.0%	17.5%
International Operations	(12.4)%	18.9%
Consolidated Total	1.9%	10.6%

February 13, 2013

Following is a reconciliation of income from continuing operations attributable to Key as presented in accordance with United States generally accepted accounting principles (GAAP) to EBITDA from continuing operations and Adjusted EBITDA from continuing operations as required under Regulation G of the Securities Exchange Act of 1934.

Reconciliations of EBITDA from continuing operations and Adjusted EBITDA from continuing operations to income from continuing operations (in thousands, except for percentages, unaudited):

	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012
Income (loss) from continuing operations	$(12,518)	$(4,697)	$14,307
Income tax expense (benefit)	(2,917)	2,717	8,205
Income attributable to noncontrolling interest, excluding depreciation and amortization	—	(313)	(1,456)
Interest expense, net of amounts capitalized	13,602	13,814	13,992
Interest income	(90)	(84)	(20)
Depreciation and amortization	55,934	56,962	57,195

EBITDA	$54,011	$68,399	$92,223

% of revenues	14.9%	17.6%	19.8%
Severance costs	3,337	—	—

Adjusted EBITDA	$57,348	$68,399	$92,223

% of revenues	15.8%	17.6%	19.8%
Revenues	$362,164	$389,673	$466,471

February 13, 2013

	Twelve Months Ended
	December 31, 2013	December 31, 2012
Income (loss) from continuing operations	$(21,173)	$102,677
Income tax expense (benefit)	(3,064)	57,352
Income attributable to noncontrolling interest, excluding depreciation and amortization	(1,369)	(3,648)
Interest expense, net of amounts capitalized	55,204	53,566
Interest income	(219)	(46)
Depreciation and amortization	225,297	213,783

EBITDA	$254,676	$423,684

% of revenues	16.0%	21.6%
Severance costs	9,658	—
Cancellation fees	1,937	—
Executive retirement	2,153	—

Adjusted EBITDA	$268,424	$423,684

% of revenues	16.9%	21.6%
Revenues	$1,591,676	$1,960,070

“EBITDA” is defined as income or loss from continuing operations attributable to Key before interest, taxes, depreciation, and amortization.

“Adjusted EBITDA” is EBITDA as further adjusted for certain non-recurring or extraordinary items such as loss on debt extinguishment, certain other gains or losses, asset retirements and impairments, and certain non-recurring transaction or other costs.

EBITDA and Adjusted EBITDA are non-GAAP measures that are used as supplemental financial measures by the Company’s management and directors and by external users of the Company’s financial statements, such as investors, to assess:

•	The financial performance of the Company’s assets without regard to financing methods, capital structure or historical cost basis;

•	The ability of the Company’s assets to generate cash sufficient to pay interest on its indebtedness;

•	The Company’s operating performance and return on invested capital as compared to those of other companies in the well services industry, without regard to financing methods and capital structure; and

•	The Company’s operating trends underlying the items that tend to be of a non-recurring nature.

February 13, 2013

EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered an alternative to net income, operating income, cash flow from operating activities, or any other measure of financial performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA exclude some, but not all, items that affect net income and operating income and these measures may vary among other companies. Limitations to using EBITDA and Adjusted EBITDA as an analytical tool include:

•	EBITDA and Adjusted EBITDA do not reflect Key’s current or future requirements for capital expenditures or capital commitments;

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements necessary to service, interest or principal payments on Key’s debt;

•	EBITDA and Adjusted EBITDA do not reflect income taxes;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•	Other companies in Key’s industry may calculate EBITDA and Adjusted EBITDA differently than Key does, limiting their usefulness as a comparative measure; and

•	EBITDA and Adjusted EBITDA are a different calculation from earnings before interest, taxes, depreciation and amortization as defined for purposes of the financial covenants in the Company’s senior secured credit facility, and therefore should not be relied upon for assessing compliance with covenants.

February 13, 2013

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements as to matters that are not of historic fact are forward-looking statements. These forward-looking statements are based on Key’s current expectations, estimates and projections about Key, its industry, its management’s beliefs and certain assumptions made by management, and include statements regarding estimated capital expenditures, future operational and activity expectations, international growth, and anticipated financial performance in the first quarter of 2014. No assurance can be given that such expectations, estimates or projections will prove to have been correct. Whenever possible, these “forward-looking statements” are identified by words such as “expects,” “believes,” “anticipates” and similar phrases.

Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, but not limited to: risks that Key will be unable to achieve its financial, capital expenditure and operational projections, including quarterly and annual projections of revenue and/or operating income and risks that Key’s expectations regarding future activity levels, customer demand, and pricing stability may not materialize (whether for Key as a whole or for geographic regions and/or business segments individually); risks that fundamentals in the U.S. oil and gas markets may not yield anticipated future growth in Key’s businesses, or could further deteriorate or worsen from the recent market declines, and/or that Key could experience further unexpected declines in activity and demand for its rig service, fluid management service, coiled tubing service, and fishing and rental service businesses; risks relating to Key’s ability to implement technological developments and enhancements; risks relating to compliance with environmental, health and safety laws and regulations, as well as actions by governmental and regulatory authorities; risks affecting Key’s international operations, including risks that Key may not be able to achieve its international growth and mobilization strategy in the foreign countries in which Key operates; risks that Key may be unable to achieve the benefits expected from acquisition and disposition transactions, and risks associated with integration of the acquired operations into Key’s operations; risks, in responding to changing or declining market conditions, that Key may not be able to reduce, and could even experience increases in, the costs of labor, fuel, equipment and supplies employed and used in Key’s businesses; risks relating to changes in the demand for or the price of oil and natural gas; risks that Key may not be able to execute its capital expenditure program and/or that any such capital expenditure investments, if made, will not generate adequate returns; and other risks affecting Key’s ability to maintain or improve operations, including its ability to maintain prices for services under market pricing pressures, weather risks, and the impact of potential increases in general and administrative expenses.

Because such statements involve risks and uncertainties, many of which are outside of Key’s control, Key’s actual results and performance may differ materially from the results expressed or implied by such forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Other important risk factors that may affect Key’s business, results of operations and financial position are discussed in its most recently filed Annual Report on Form 10-K, recent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and in other Securities and Exchange Commission filings. Unless otherwise required by law, Key also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here. However, readers should review carefully reports and documents that Key files periodically with the Securities and Exchange Commission.

About Key Energy Services

Key Energy Services is the largest onshore, rig-based well servicing contractor based on the number of rigs owned. Key provides a complete range of well intervention services and has operations in all major onshore oil and gas producing regions of the continental United States and internationally in Mexico, Colombia, Ecuador, the Middle East and Russia.